Exhibit 99.1

FOR IMMEDIATE RELEASE

WEDNESDAY, MARCH 6, 2024

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE FOURTH QUARTER ENDED DECEMBER 31, 2023

Williamsburg, Virginia – March 6, 2024 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the fourth quarter and year ended December 31, 2023. The Company’s results include the following*:

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	($ in thousands except per share data)		($ in thousands except per share data)
Total revenue	$42,148	$41,342	$173,838	$166,077
Net (loss) income attributable to common stockholders	(2,683)	3,092	(4,036)	24,967

EBITDA	8,490	14,838	39,079	72,716
Hotel EBITDA	10,300	11,893	44,788	46,463

FFO attributable to common stockholders and unitholders	1,915	7,800	13,193	13,738
Adjusted FFO attributable to common stockholders and unitholders	2,803	7,991	14,542	17,820

Net (loss) income per common share - diluted	$(0.14)	$0.17	$(0.22)	$1.40
FFO per common share and unit	$0.10	$0.40	$0.68	$0.73
Adjusted FFO per common share and unit	$0.14	$0.41	$0.75	$0.95

(*) Earnings before interest, taxes, depreciation and amortization (“EBITDA”), hotel EBITDA, funds from operations (“FFO”) attributable to common stockholders and unitholders, adjusted FFO attributable to common stockholders and unitholders, FFO per common share and unit and adjusted FFO per common share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or it is otherwise indicated.

HIGHLIGHTS

•
RevPAR. Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the rooms participating in our rental programs at the Hyde Resort & Residences and the Hyde Beach House Resort & Residences, increased 4.4% to $106.25, for the three months ended December 31, 2023, from $101.73 in the comparable period in 2022. Changes in RevPAR were driven by a 3.5% increase in occupancy to 60.0% from 56.5% in the comparable 2022 period, and a 1.7% decrease in the average daily rate (“ADR”) to $177.07 for the three months ended December 31, 2023, from $180.05 for the comparable period in 2022 For the twelve months ended December 31, 2023, RevPAR increased 5.6% to $114.96, from $108.87 in the comparable period in 2022. Changes in RevPAR were driven by a 0.9% increase in the ADR to $182.97 for the twelve months ended December 31, 2023, from $181.34 for the comparable period in 2022 and by a 2.8% increase in occupancy to 62.8% from 60.0% in the comparable 2022 period.
•
Revenue. Total revenue was approximately $42.1 million and $41.3 million, for the three month periods ended December 31, 2023 and 2022, respectively. For the twelve-month period ending December 31, 2023, total revenue increased to approximately $173.8 million, from approximately $166.1 million during the comparable period in 2022.
•
Net (loss) income attributable to common stockholders. For the three-month period ending December 31, 2023, net (loss) income attributable to common stockholders decreased approximately $5.8 million, over the three months ended December 31, 2022, from an income of approximately $3.1 million to a loss of approximately $2.7 million. In the prior period, the Company recognized income of approximately $4.7 million from partial forgiveness of one of its PPP Loans. For the twelve-month period ending December 31, 2023, net (loss) income attributable to common stockholders decreased approximately $29.0 million, over the twelve months ended December 31, 2022, from an income of approximately $25.0 million to a loss of approximately $4.0 million. In the prior year, the Company recognized a significant gain of approximately $30.1 million on the sale of the DoubleTree by Hilton Raleigh Brownstone – University as well as a loss of approximately $5.9 million on the extinguishment of debt; as well as income of approximately $4.7 million from partial forgiveness of one of its PPP Loans.
•
Hotel EBITDA. Hotel EBITDA decreased to approximately $10.3 million for the three months ended December 31, 2023, from approximately $11.9 million during the comparable period in 2022. Hotel EBITDA for the twelve months ended December 31, 2023 decreased by approximately $1.7 million to approximately $44.8 million, from approximately $46.5 million generated in the comparable 2022 period.
•
Adjusted FFO attributable to common stockholders and unitholders. For the three-month period ending December 31, 2023, adjusted FFO attributable to common stockholders and unitholders decreased 64.9%, or approximately $5.2 million, over the three months ended December 31, 2022, from approximately $8.0 million to approximately $2.8 million. For the twelve-month period ending December 31, 2023, adjusted FFO attributable to common stockholders and unitholders decreased 18.4%, or approximately $3.3 million, over the twelve months ended December 31, 2022, from approximately $17.8 million to approximately $14.5 million.
•
Preferred Dividends. On January 29, 2024 the Company announced a quarterly cash dividend of $0.50 per share of beneficial interest of the Company’s 8.0% Series B Cumulative Redeemable Perpetual Preferred Stock; a quarterly cash dividend of $0.492188 per share of beneficial interest of the Company’s 7.875% Series C Cumulative Redeemable Perpetual Preferred Stock; and a quarterly cash dividend of $0.515625 per share of beneficial interest of the Company’s 8.25% Series D Cumulative Redeemable Perpetual Preferred Stock. Each of the Series B, Series C and Series D preferred dividends will be paid on March 15, 2024 to shareholders of record as of February 29, 2024.

Dave Folsom, President and Chief Executive Officer of Sotherly Hotels Inc., commented, "In the fourth quarter, we continued to see improvements in overall hotel performance metrics. For our wholly-owned portfolio, RevPAR increased 3.0%, outperforming the national RevPAR lodging average. Sotherly’s RevPAR increase included a significant increase in occupancy by 4.4%, over the same period in 2022. Our RevPAR gains stemmed from the continued growth in room demand across transient, business, and group segments. As we saw in the prior quarter, pressure related to labor and operating costs continued to impact hotel margins, while the Company’s return to pre-pandemic levels of service also were impactful. We believe that 2024 will highlight a return to a more normalized operating environment at our hotels, as labor and staffing challenges continue to lessen, and our asset management efforts continue to focus on margin preservation and enhancement. We also believe the substantial year-over-year increase in insurance costs should normalize going forward."

Balance Sheet/Liquidity

As of December 31, 2023, the Company had approximately $26.2 million of available cash and cash equivalents, of which approximately $9.1 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances of approximately $318.9 million in outstanding debt, including mortgage and unsecured principal balances, at a weighted average interest rate of approximately 5.42%.

Other Events

Effective October 29, 2023, the Company entered into a loan amendment (the "Loan Amendment") to extend the maturity date on the existing mortgage on the DoubleTree by Hilton Philadelphia Airport hotel with the existing lender, TD Bank, N.A. (the "Lender"). Pursuant to the Loan Amendment: (i) the maturity date was extended to December 29, 2023 and (ii) the interest rate was increased to SOFR plus 3.50%. Concurrent with the execution of the Loan Amendment, the Company also received a waiver of non-compliance with financial covenants for the period ended June 30, 2023, conditioned upon the increase of $450,000 in a reserve account maintained by the Lender, which the Company made. The Loan continues to be guaranteed by the Operating Partnership. In a series of subsequent amendments, the maturity date has been extended to April 29, 2024. We have also agreed to a non-binding term sheet with the Lender to further modify and extend the mortgage for approximately two additional years.

On February 7, 2024, affiliates of the Company entered into loan documents to secure a $35.0 million mortgage loan on the Hotel Alba Tampa located in Tampa, FL with Citi Real Estate Funding Inc. The Company received approximately $10.25 million in net proceeds. Pursuant to the amended loan documents, the mortgage loan: has a principal balance of $35.0 million; has a 5 year term maturing on March 6, 2029; carries a fixed interest rate of 8.49%; requires payments of interest only; is guaranteed by the Operating Partnership only for traditional “bad boy” acts; cannot be prepaid until the last four months of the term; and contains customary representations, warranties, covenants and events of default for a mortgage loan.

2024 Outlook

Set forth below is the Company's guidance for 2024. The table below reflects the Company’s projections, within a range, of various financial measures for 2024, in thousands of dollars, except per share and RevPAR data:

	2024 Guidance
	Low Range	High Range

Total revenue	$178,952	$182,567
Net income	1,598	2,593
Net loss available to common stockholders and unitholders	(6,377)	(5,382)

EBITDA	39,858	40,853
Hotel EBITDA	46,103	46,898

FFO available to common stockholders and unitholders	12,373	13,368
Adjusted FFO available to common stockholders and unitholders	12,778	13,773

Net loss per share available to common stockholders	$(0.32)	$(0.27)
FFO per common share and unit	$0.62	$0.67
Adjusted FFO per common share and unit	$0.64	$0.69
Rev PAR	$117.16	$119.52
Hotel EBITDA margin	25.8%	25.7%

Earnings Call/Webcast

The Company will conduct its fourth quarter 2023 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Wednesday, March 6, 2024. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 833-470-1428 (United States) and enter access code 214585. To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on March 6, 2024 through March 20, 2024. To access the rebroadcast, dial 866-813-9403 and enter access code 401545.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Sotherly may also opportunistically acquire hotels throughout the United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, comprising 2,786 rooms, as well as interests in two condominium hotels and their associated rental programs. The Company owns hotels that operate under the Hilton Worldwide and Hyatt Hotels Corporation brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Mack Sims

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations, and future plans are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking. We also sometimes refer to our booking pace. Booking pace is an industry term that we define as the estimated value of committed future bookings at a given point in time. Booking pace can be further separated into various segments, including group booking pace or business travel booking pace. All statements regarding our expected financial position, booking pace, business and financing plans are forward-looking statements.

Factors which could have a material adverse effect on the Company’s future operations, results, performance and prospects, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at our hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements, including our recently negotiated forbearance agreements and loan modifications and, as necessary, to refinance or seek an extension of the maturity of such indebtedness or further modification of such debt agreements; risks associated with adverse weather conditions, including hurricanes; impacts on the travel industry from pandemic diseases, including COVID-19; the availability and terms of financing and capital and the general volatility of the securities markets; management and performance of our hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in our current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; our ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; our ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts (“REITs”); the Company’s ability to maintain its qualification as a REIT; and our ability to maintain adequate insurance coverage. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved.

Additional factors that could cause actual results to vary from our forward-looking statements are set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K, in this report and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS
Investment in hotel properties, net	$354,919,106	$365,070,725
Cash and cash equivalents	17,101,993	21,918,680
Restricted cash	9,134,347	5,422,950
Accounts receivable, net	5,945,724	5,844,904
Prepaid expenses, inventory and other assets	6,775,988	8,311,862
TOTAL ASSETS	$393,877,158	$406,569,121
LIABILITIES
Mortgage loans, net	$315,989,194	$320,482,103
Unsecured notes	1,536,809	2,545,975
Accounts payable and accrued liabilities	23,749,355	25,704,835
Advance deposits	2,614,981	2,233,013
Dividends and distributions payable	2,088,160	4,082,472
TOTAL LIABILITIES	$345,978,499	$355,048,398
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized:
8.0% Series B cumulative redeemable perpetual preferred stock, 1,464,100 and 1,464,100 shares issued and outstanding; aggregate liquidation preference each $44,655,050, at December 31, 2023 and December 31, 2022, respectively.	14,641	14,641
7.875% Series C cumulative redeemable perpetual preferred stock, 1,346,110 and 1,346,110 shares issued and outstanding; aggregate liquidation preference each $40,940,681, at December 31, 2023 and December 31, 2022, respectively.	13,461	13,461
8.25% Series D cumulative redeemable perpetual preferred stock, 1,163,100 and 1,163,100 shares issued and outstanding; aggregate liquidation preference each $35,674,458, at December 31, 2023 and December 31, 2022, respectively.	11,631	11,631
Common stock, par value $0.01, 69,000,000 shares authorized, 19,696,805 shares issued and outstanding at December 31, 2023 and 18,951,525 shares issued and outstanding at December 31, 2022.	196,968	189,515
Additional paid-in capital	174,933,057	175,611,370
Unearned ESOP shares	(1,764,507)	(2,601,134)
Distributions in excess of retained earnings	(124,174,848)	(120,985,183)
Total Sotherly Hotels Inc. stockholders’ equity	49,230,403	52,254,301
Noncontrolling interest	(1,331,744)	(733,578)
TOTAL EQUITY	47,898,659	51,520,723
TOTAL LIABILITIES AND EQUITY	$393,877,158	$406,569,121

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

REVENUE
Rooms department	$26,833,037	$26,044,903	$114,748,834	$109,553,906
Food and beverage department	9,459,507	9,409,840	35,231,959	29,556,213
Other operating departments	5,855,541	5,887,004	23,857,264	26,967,185
Total revenue	42,148,085	41,341,747	173,838,057	166,077,304
EXPENSES
Hotel operating expenses
Rooms department	6,311,024	6,088,239	26,177,539	25,782,888
Food and beverage department	6,277,356	5,855,658	24,211,133	19,724,225
Other operating departments	2,212,299	1,825,675	9,031,960	9,296,056
Indirect	17,047,644	15,678,683	69,629,724	64,811,567
Total hotel operating expenses	31,848,323	29,448,255	129,050,356	119,614,736
Depreciation and amortization	4,732,225	4,760,715	18,788,748	18,650,336
(Gain) loss on disposal of assets	—	144,370	(4,700)	636,198
Corporate general and administrative	1,619,882	1,847,081	7,078,222	6,621,221
Total hotel operating expenses	38,200,430	36,200,421	154,912,626	145,522,491
NET OPERATING INCOME	3,947,655	5,141,326	18,925,431	20,554,813
Other income (expense)
Interest expense	(4,719,497)	(4,492,271)	(17,588,091)	(19,772,802)
Interest income	209,868	96,776	802,183	189,291
Other income	456,388	—	456,388	—
Loss on early extinguishment of debt	—	—	—	(5,944,881)
Unrealized gain (loss) on hedging activities	(685,995)	(74,104)	(737,682)	2,918,207
PPP debt forgiveness	—	4,720,278	275,494	4,720,278
Gain on sale of hotel properties	—	—	—	30,053,977
Gain on involuntary conversion of assets	39,667	289,479	1,371,041	1,763,320
Net (loss) income before income taxes	(751,914)	5,681,484	3,504,764	34,482,203
Income tax benefit (provision)	(17,732)	(488,611)	304,947	(522,355)
Net (loss) income	(769,646)	5,192,873	3,809,711	33,959,848
Add: Net loss (income) attributable to noncontrolling interest	80,990	(106,102)	131,710	(1,423,327)
Net (loss) income attributable to the Company	(688,656)	5,086,771	3,941,421	32,536,521
Undeclared distributions to preferred stockholders	(1,994,313)	(1,994,313)	(7,977,250)	(7,634,219)
(Loss) gain on extinguishment of preferred stock	—	—	—	64,518
Net (loss) income attributable to common stockholders	$(2,682,969)	$3,092,458	$(4,035,829)	$24,966,820
Net (loss) income per share attributable to common stockholders:
Basic	$(0.14)	$0.17	$(0.22)	$1.40
Diluted	$(0.14)	$0.17	$(0.22)	$1.40
Weighted average number of common shares outstanding
Basic	19,136,558	18,409,955	18,843,032	17,802,772
Diluted	19,136,558	18,474,738	18,843,032	17,802,772

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and twelve months ended December 31, 2023 and 2022, respectively, for the Company’s wholly-owned properties (“actual” portfolio metrics), accordingly, the actual data does not include the participating condominium hotel rooms of the Hyde Resort & Residences and the Hyde Beach House Resort & Residences. The ten wholly-owned properties in the portfolio that were under the Company’s control during the three and twelve months ended December 31, 2023 and the corresponding period in 2022 are considered same-store properties (“same-store” portfolio metrics). Accordingly, the same-store data does not reflect the performances of the Sheraton Louisville Riverside which was sold in February 2022, or the DoubleTree by Hilton Raleigh-Brownstone University which was sold in June 2022. The composite portfolio metrics represent the Company’s wholly-owned properties and the participating condominium hotel rooms at the Hyde Resort & Residences and the Hyde Beach House Resort & Residences, during the three and twelve months ended December 31, 2023 and the corresponding period in 2022. The same-store (composite) portfolio metrics includes all properties with the exceptions of the Sheraton Louisville Riverside and the DoubleTree by Hilton Raleigh-Brownstone University, during the three and twelve months ended December 31, 2023 and the corresponding period in 2022.

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Actual Portfolio Metrics
Occupancy %	60.4%	58.0%	63.5%	60.8%
ADR	$173.20	$175.34	$177.74	$171.34
RevPAR	$104.69	$101.61	$112.84	$104.17
Same-Store Portfolio Metrics
Occupancy %	60.4%	58.0%	63.5%	61.2%
ADR	$173.20	$175.34	$177.74	$172.28
RevPAR	$104.69	$101.61	$112.84	$105.45
Composite Portfolio Metrics
Occupancy %	60.0%	56.5%	62.8%	60.0%
ADR	$177.07	$180.05	$182.97	$181.34
RevPAR	$106.25	$101.73	$114.96	$108.87
Same-Store (Composite) Portfolio Metrics
Occupancy %	60.0%	56.5%	62.8%	60.4%
ADR	$177.07	$180.05	$182.97	$182.50
RevPAR	$106.25	$101.73	$114.96	$110.23

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and twelve months ended December 31, 2023, 2022 and 2021, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q4 2023	Q4 2022	Q4 2021
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	63.9%	60.5%	64.6%
	69.2%	65.7%	59.3%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	64.8%	62.9%	63.7%
	70.0%	68.8%	65.7%
DoubleTree by Hilton Laurel Laurel, Maryland	53.2%	57.6%	49.1%
	57.8%	59.7%	48.0%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	58.5%	60.9%	61.9%
	61.7%	64.6%	58.9%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	61.8%	47.9%	45.3%
	59.9%	60.6%	52.2%
Georgian Terrace Atlanta, Georgia	58.4%	59.8%	47.7%
	52.2%	51.8%	48.7%
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	76.8%	72.9%	73.7%
	77.8%	76.3%	72.8%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	61.8%	57.3%	60.0%
	69.2%	62.2%	54.3%
Hyatt Centric Arlington Arlington, Virginia	67.0%	65.7%	46.3%
	74.5%	64.3%	43.7%
The Whitehall Houston, Texas	38.0%	34.5%	31.8%
	44.1%	40.0%	29.5%
Hyde Resort & Residences (1) Hollywood Beach, Florida	54.3%	34.5%	40.3%
	51.9%	52.8%	54.2%
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	47.3%	27.0%	32.3%
	46.4%	42.4%	40.1%
All properties weighted average	60.0%	56.5%	53.0%
	62.8%	60.0%	52.5%

(1)	Reflects only those condominium units participating in our rental program for the period.

ADR

	Q4 2023	Q4 2022	Q4 2021
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$213.38	$213.72	$193.64
	$211.26	$211.49	$185.06
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$156.27	$160.82	$145.64
	$148.42	$146.53	$135.34
DoubleTree by Hilton Laurel Laurel, Maryland	$125.18	$121.18	$107.37
	$127.29	$117.20	$100.75
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$139.49	$150.63	$132.47
	$141.15	$140.94	$123.41
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$179.01	$189.20	$188.48
	$201.48	$206.18	$186.73
Georgian Terrace Atlanta, Georgia	$195.58	$200.04	$196.76
	$194.12	$198.90	$183.53
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$162.89	$162.40	$139.56
	$177.00	$165.11	$143.09
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$172.46	$174.23	$163.37
	$186.91	$183.90	$171.60
Hyatt Centric Arlington Arlington, Virginia	$210.64	$198.77	$152.20
	$207.98	$187.12	$125.47
The Whitehall Houston, Texas	$145.33	$163.23	$134.44
	$159.13	$150.17	$128.31
Hyde Resort & Residences (1) Hollywood Beach, Florida	$287.73	$377.71	$411.79
	$345.39	$420.53	$415.38
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$265.99	$299.55	$372.58
	$305.56	$381.07	$408.40
All properties weighted average	$177.07	$180.05	$162.00
	$182.97	$181.34	$160.51

(1)	Reflects only those condominium units participating in our rental program for the period.

RevPAR

	Q4 2023	Q4 2022	Q4 2021
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$136.46	$129.27	$125.02
	$146.23	$139.00	$109.76
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$101.29	$101.10	$92.74
	$103.90	$100.79	$88.96
DoubleTree by Hilton Laurel Laurel, Maryland	$66.54	$69.81	$52.67
	$73.55	$69.98	$48.41
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$81.60	$91.79	$82.01
	$87.13	$91.01	$72.71
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$110.63	$90.66	$85.33
	$120.70	$124.93	$97.45
Georgian Terrace Atlanta, Georgia	$114.17	$119.68	$93.87
	$101.33	$103.09	$89.35
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$125.08	$118.38	$102.84
	$137.75	$125.92	$104.15
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$106.59	$99.88	$97.95
	$129.39	$114.45	$93.18
Hyatt Centric Arlington Arlington, Virginia	$141.09	$130.59	$70.51
	$154.99	$120.33	$54.83
The Whitehall Houston, Texas	$55.25	$56.32	$42.72
	$70.25	$60.11	$37.91
Hyde Resort & Residences (1) Hollywood Beach, Florida	$156.18	$130.25	$166.12
	$179.23	$222.08	$225.21
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$125.69	$80.99	$120.52
	$141.93	$161.42	$163.93
All properties weighted average	$106.25	$101.73	$85.80
	$114.96	$108.87	$84.29

(1)	Reflects only those condominium units participating in our rental program for the period.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net (loss) income	$(769,646)	$5,192,873	$3,809,711	$33,959,848
Depreciation and amortization - real estate	4,718,709	4,746,622	18,735,804	18,593,359
Distributions to preferred stockholders	(1,994,313)	(1,994,313)	(7,977,250)	(7,634,219)
(Gain) loss on sale or disposal of assets	—	144,370	(4,700)	(29,417,779)
Gain on involuntary conversion of assets	(39,667)	(289,479)	(1,371,041)	(1,763,320)
FFO attributable to common stockholders and unitholders	1,915,083	7,800,073	13,192,524	13,737,889
Amortization	13,516	14,093	52,944	56,977
ESOP and stock - based compensation	188,506	102,479	559,220	998,424
Loss on early debt extinguishment	—	—	—	5,944,881
Unrealized (gain) loss on hedging activities	685,995	74,104	737,682	(2,918,207)
Adjusted FFO attributable to common stockholders and unitholders	$2,803,100	$7,990,749	$14,542,370	$17,819,964

Weighted average number of shares outstanding, basic	19,136,558	18,409,955	18,843,032	17,802,772

Weighted average number of non-controlling units	364,186	898,592	633,722	1,045,707

Weighted average number of shares and units outstanding, basic	19,500,744	19,308,547	19,476,754	18,848,479

FFO per common share and unit	$0.10	$0.40	$0.68	$0.73

Adjusted FFO per common share and unit	$0.14	$0.41	$0.75	$0.95

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net (loss) income	$(769,646)	$5,192,873	$3,809,711	$33,959,848
Interest expense	4,719,497	4,492,271	17,588,091	19,772,802
Interest income	(209,868)	(96,776)	(802,183)	(189,291)
Income tax (benefit) provision	17,732	488,611	(304,947)	522,355
Depreciation and amortization	4,732,225	4,760,715	18,788,748	18,650,336
EBITDA	8,489,940	14,837,694	39,079,420	72,716,050
PPP loan forgiveness	—	(4,720,278)	(275,494)	(4,720,278)
Other income	(456,388)	—	(456,388)	—
Loss on early debt extinguishment	—	—	—	5,944,881
(Gain) loss on sale or disposal of assets	—	144,370	(4,700)	(29,417,779)
Gain on involuntary conversion of assets	(39,667)	(289,479)	(1,371,041)	(1,763,320)
Subtotal	7,993,885	9,972,307	36,971,797	42,759,554
Corporate general and administrative	1,619,882	1,847,081	7,078,222	6,621,221
Unrealized (gain) loss on hedging activities	685,995	74,104	737,682	(2,918,207)
Hotel EBITDA	$10,299,762	$11,893,492	$44,787,701	$46,462,568

Tables below are reflected in thousands of dollars:

Reconciliation of Outlook of Net Loss to EBITDA and Hotel EBITDA

	2024 Guidance
	Low Range	High Range

Net income	$1,598	$2,593
Interest expense	19,885	19,885
Interest income	(550)	(550)
Income tax provision	120	120
Depreciation and amortization	18,805	18,805

EBITDA	39,858	40,853
Loss on early extinguishment of debt	165	165
Other income	(445)	(445)
Unrealized gain on hedging activities	(250)	(250)
Corporate general and administrative	6,775	6,575

Hotel EBITDA	$46,103	$46,898

Reconciliation of Outlook of Net Loss to FFO and Adjusted FFO

	2024 Guidance
	Low Range	High Range

Net income	$1,598	$2,593
Depreciation and amortization	18,750	18,750

FFO	20,348	21,343
Distributions to preferred stockholders	(7,975)	(7,975)

FFO attributable to common stockholders and unitholders	12,373	13,368
Amortization	55	55
Unrealized gain on hedging activities	(250)	(250)
Loss on early extinguishment of debt	165	165
ESOP stock based compensation	435	435
Adjusted FFO attributable to common stockholders and unitholders	$12,778	$13,773

Non-GAAP Financial Measures

The Company considers the non-GAAP financial measures of FFO (including FFO per share), Adjusted FFO (including Adjusted FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use FFO as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP, gains or losses from sales of previously depreciated operating real estate assets, gains or losses from involuntary conversions of assets, plus certain non-cash items such as real estate asset depreciation and amortization or impairment, and adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents adjusted FFO, including adjusted FFO per share and unit, which adjusts for certain additional items that are not in NAREIT’s definition of FFO including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments or warrant derivatives, loan impairment losses, losses on early extinguishment of debt, gains on extinguishment of preferred stock, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, management contract termination costs, operating asset depreciation and amortization, change in control gains or losses, ESOP and stock compensation expenses and acquisition transaction costs. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) depreciation and amortization, (5) impairment of long-lived assets or investments, (6) gains and losses on disposal and/or sale of assets, (7) gains and losses on involuntary conversions of assets, (8) unrealized gains and losses on derivative instruments not included in other comprehensive income, (9) other income at the properties (10) loss on early debt extinguishment, (11) Paycheck Protection Program (PPP) debt forgiveness, (12) gain on exercise of development right, (13) corporate general and administrative expense, and (14) other income not related to our wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control. We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.